AMENDED AND RESTATED

                           EMPLOYMENT AGREEMENT

                                  BETWEEN

                      SUPERIOR ENERGY SERVICES, INC.

                                    AND

                              TERENCE E. HALL

                 AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is entered in and effective as of July 15, 1999, (the "Effective Date") between Superior Energy Services, Inc., a Delaware corporation (the "Company"), and Terence
E. Hall (the "Executive").

                                WITNESSETH:

     WHEREAS, Executive is serving as the President and Chief Executive Officer of the Company pursuant to that certain Employment Agreement dated December 13, 1995; and

     WHEREAS, the Company and the Executive desire to amend and restate such Employment Agreement as of the Effective Date on the terms and conditions contained herein.

         1.    EMPLOYMENT.   The Company hereby agrees to employ Executive,
and Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

         2. TERM. Subject to earlier termination as hereinafter provided, the employment of Executive by the Company as provided in Section 1 shall have an initial term of three years; provided, however, that on each anniversary of the Effective Date, the term of Executive's employment under this Agreement shall be automatically extended for one additional year, unless either party hereto gives written notice of its election not to so extend the term at least 90 days prior to the applicable anniversary date.

         3.    POSITION AND DUTIES.

               (a)  The Company agrees to employ  Executive,  and Executive agrees to be so employed, in the capacity of Chairman of the Board, President and Chief Executive Officer of the Company. The Executive shall be nominated for re-election as a member of the Company's Board of Directors (the "Board") annually, commencing with the annual stockholders meeting in 2000, and shall serve as Chairman of the Board so long as this Agreement is in effect. In addition, for so long as the Executive is employed by the Company and without further compensation, the Executive shall serve as a director and officer of the Company's principal subsidiaries to which he may be elected or appointed from time to time.

               (b) The Executive shall be subject to the direction of the Board and shall have such powers, duties and responsibilities consistent with the Executive's position as President and Chief Executive Officer of the Company as may from time to time be prescribed by the Board including, but not limited to, full authority for all operating, personnel (including officer positions of the Company, subject to approval by the Board) and capital expenditure decisions (subject to the supervision of the Board).

               (c) Executive shall devote his full business time and attention to the business and affairs of the Company and shall use his best efforts in performing faithfully his duties under this Agreement as the Company's President and Chief Executive Officer. Notwithstanding the foregoing, Executive shall be free to pursue and attend to on a regular basis other business matters in accordance with the terms of this Agreement that do not involve competition with the business of the Company and the performance of which do not detract from or impair the discharge of his duties on behalf of the Company.

         4. PLACE OF PERFORMANCE. In connection with Executive's employment by the Company, Executive shall be based at the principal executive offices of the Company in the greater New Orleans Louisiana, metropolitan area and shall not be transferred to any other location without his consent.

         5.    COMPENSATION AND RELATED MATTERS.

               (a) SALARY. The Company shall pay to Executive a base salary of $375,000 or such greater amount as may be approved from time to time by the Board, payable in equal semi-monthly installments in accordance with the Company's regular payroll practices for its principal executives. The Executive's base salary will be reviewed annually by the Board.

               (b) INCENTIVE BONUS. During the term hereof, the Executive shall be eligible to earn an annual bonus pursuant to the Company's Management Incentive Plan (the "bonus"), in an amount of up to 125% of his then current base salary, the exact amount of which shall be determined by the Board based on the Executive's achievement of performance objectives for each year, as established by the Board following its review with the Executive of the Company's operating budget, financial position and business prospects for such fiscal year. The Bonus shall be payable within 30 days after final determination of the amount payable, but in no event later than three months after the close of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1999. It is expressly agreed by the parties that with respect to the 1999 fiscal year, the Executive's annual bonus shall not be less than $160,000.

               (c) STOCK OPTIONS. On the Effective Date, the Company shall grant to the Executive, pursuant to the Company's 1998 Stock Incentive Plan, options to purchase a total of 488,617 shares of the Company's common stock, $0.001 par value per share, at an exercise price equal to the closing sales price of the common stock on the Nasdaq National Market on the Effective Date. The stock option will be granted pursuant to the form of Stock Option Agreement in the form attached hereto as Exhibit "A."

               (d) EXPENSES. During the term of Executive's employment hereunder, Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary expenses incurred by Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company; provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

               (e) OTHER BENEFITS. During the term hereof, Executive shall be entitled to participate in any medical/dental, life insurance, accidental death, long-term disability insurance plan and 401(k) or other insurance and retirement plans which have been or may be adopted by the Company for the general and overall benefit of executive employees of the Company, according to the participation or eligibility requirements of each such plan.

               (f) VACATIONS. Executive shall be excused from rendering his services during reasonable vacation periods for not more than 15 days per year and during other reasonable temporary absences. Executive shall also be entitled to all paid holidays and personal days given by the Company to its executives.

               (g)  VEHICLE.  The Company shall make available to Executive a Company vehicle selected by the Executive for his use in the discharge of his duties. The Company shall reimburse the Executive for all related expenses such as repair, insurance and gasoline in accordance with the policies and practices of the Company in effect from time to time.

         6. TERMINATION. Executive's employment hereunder may be terminated effective as of the Date of Termination (as defined below) without any breach of this Agreement only under the following circumstances:

               (a)  DEATH.     Executive's   employment   hereunder   shall
terminate upon his death.

               (b) DISABILITY. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from his duties hereunder on a full-time basis for a period of 120 consecutive days, or 180 non-consecutive days within any 365 day period, the Company may terminate Executive's employment.

               (c) CAUSE. The Company may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon: (i) substantial and continued willful failure by the Executive to perform his duties hereunder which results, or could reasonably be expected to result, in material harm to the business or reputation of the Company, which failure is not cured (if curable) by Executive within 15 days after written notice of such failure is delivered to the Executive by the Company; and (ii) the commission by Executive of any criminal act involving moral turpitude or a felony which results in an arrest or indictment, or the commission by Executive, based on reasonable proof, of any act of fraud or embezzlement involving the Company or its customers or suppliers. For purposes of this Section 6(c), no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause without (A) reasonable notice to Executive setting forth the reasons for the Company's intention to terminate for Cause, (B) an opportunity for Executive, together with his counsel, to be heard before the Board, and (C) delivery to Executive of a Notice of Termination (as hereinafter defined) from the Board, finding that, in good faith opinion of the Board, Executive was guilty of conduct set forth above, and specifying the particulars thereof in detail.

               (d)  TERMINATION BY EXECUTIVE.

                         (i) The Executive may terminate his status as an employee for Good Reason. The termination by the Executive of his status as an employee for Good Reason shall be deemed to be a justifiable termination and shall excuse the Executive from the obligation to render services under or relating to this Agreement. As used herein, the term "Good Reason" shall mean:

                         (A)  The occurrence of any of the following:

                              (1)  the  assignment  by  the  Board  to  the
Executive of any duties or responsibilities that are inconsistent with the Executive's status, title and position as President and Chief Executive Officer of the Company;

                              (2) any removal of the Executive from, or any
failure to reappoint or reelect the Employee to, the position of President and Chief Executive Officer of the Company, except in connection with a termination by the Company of the Executive's employment for Cause or on account of disability or death of the Executive;

                              (3) the failure by the Company to obtain  the
assumption of its obligations under this Agreement by any successor or assign as contemplated in Section 10;

                              (4) the Company's  requiring the Executive to
be based anywhere other than in greater New Orleans, Louisiana metropolitan area, except for required travel in the ordinary course of the Company's business;

                              (5) a reduction in the Employee's base salary
or a failure by the Company to pay to the Employee any installment of the base salary or to pay any other amounts required to be paid under this Agreement, which failure continues for a period of ten days after written notice thereof is given by the Executive to the Company;

                              (6) any purported  termination by the Company
of the Employee's status as an employee which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 6(e), or which is not justified as a termination based on Cause; or

                              (7)  any  breach  of this  Agreement  by  the
Company.

               (e) Any termination of Executive's employment by the Company or by Executive (other than termination pursuant to Section 6(a)) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

               (f) "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death, (ii) if
Executive's employment is terminated pursuant to Section 6(b), 30 days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such 30 day period), (iii) if Executive's employment is terminated pursuant to Section 6(c), the date specified in the Notice of Termination, and (iv) if Executive's employment is terminated pursuant to Section 6(d), immediately upon the Executive's giving to the Company a Notice of Termination; provided, however, that, if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         7.    COMPENSATION UPON TERMINATION OR DURING DISABILITY.

               (a)  If  Executive's  employment  is  terminated pursuant to
Section 6(a) or 6(b), the Company shall pay the Executive, in a lump sum within 30 days following the Date of Termination, an amount equal to the Executive's then current annual base salary.

               (b) If Executive's employment is terminated by the Company for Cause or by Executive for other than Good Reason, the Company shall pay Executive his then current base salary through the Date of Termination and the Company shall have no further obligations to Executive under this Agreement.

               (c) If (i) in breach of this Agreement, the Company shall terminate Executive's employment; or (ii) Executive shall terminate his employment for Good Reason, then in lieu of any further salary payments to Executive for periods subsequent to the Date of Termination, the Company shall pay as liquidated damages to Executive an amount equal to the product of (A) the sum of Executive's then current annual base salary and the bonus paid or payable to the Executive for the preceding fiscal year, and (B) the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number 2 in one lump sum within 30 days following the Date of Termination.

               (d) If Executive terminates this Agreement for Good Reason and such termination occurs within two years of the occurrence of a Change in Control (as defined below), then, in addition to any amounts otherwise due under this Agreement, the Company shall: (i) pay to Executive an amount equal to two times his then current annual base salary plus the bonus paid or payable to Executive for the preceding fiscal year; (ii) continue Executive's participation in the Company's medical, dental, accidental death, and life insurance plans, as provided in Section 5, for two years, subject to COBRA required benefits thereafter; and (iii) cause Executive to be fully vested in any stock options or stock grants held by Executive. The Company shall make the payment due in one lump sum within 30 days following the Date of Termination. A "Change in Control" shall mean the occurrence at any time after the date of this Agreement of any of the following events: (A) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, to any person or group of related persons, together with any affiliates thereof; (B) any person or group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate voting power of the issued and outstanding common stock of the Company; or (C) a merger or consolidation of the Company with another person in which the holders of the Company's common stock immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving person in such transaction. Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate amount payable to the Executive pursuant to Section 7(c) and 7(d)(i) exceed an amount equal to three times the Executive's current base annual salary plus the bonus paid or payable to Executive for the preceding fiscal year.

               (e) If Executive's employment is terminated hereunder other than by the Company for Cause, the Company shall provide following such termination to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), COBRA continuation coverage with respect to the employee benefit plans to which Executive was entitled immediately prior to the Notice of Termination.

               (f) If Executive is subjected to an excise tax as a result of the "golden parachute" provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, the Company shall pay to Executive such amounts as are necessary to place Executive in the same after-tax position as he would have been had such golden parachute provisions not been applicable to him. This gross-up provision shall take into account any such applicable excise tax, any state or federal interest and penalties and any state or federal income tax and excise tax payable with respect to the additional payment provided by this Section 6(f).

         8. MITIGATION. If Executive's employment is terminated, Executive shall not be required to make efforts to mitigate damages by seeking other employment; provided, however, that, to the extent Executive shall receive compensation from such other employment, the payments to be made by the Company under the provisions of Sections 7(c) and 7(d) shall (provided (i) that the term "employment" as used herein shall not include any independent financial ventures undertaken by executive or employment of Executive by any proprietorship owned by Executive or any entity in which Executive has a majority equity interest or in which he is a general partner and (ii) such independent financial ventures are undertaken after leaving the employ of the Company and are not in conflict with any non-compete obligations of the executive) be correspondingly reduced or correspondingly repaid by Executive to the Company.

         9.    NONDISCLOSURE AND NONCOMPETITION

               (a)  CERTAIN  DEFINITIONS.   For purposes of this Agreement,
the following terms shall have the following meanings:

                         (i)  "Confidential    Information"    means    any
     information, knowledge or data of any nature and in any form (including information that is electronically transmitted or stored on any form of magnetic or electronic storage media) relating to the past, current or prospective business or operations of the Company and its subsidiaries, that at the time or times concerned is not generally known to persons engaged in businesses similar to those conducted or contemplated by the Company and its subsidiaries (other than information known by such persons through a violation of an obligation of confidentiality to the Company), whether produced by the Company and its subsidiaries or any of their consultants, agents or independent contractors or by Executive, and whether or not marked confidential, including without limitation information relating to the Company's or its subsidiaries' products and services, business plans, business acquisitions, processes, product or service research and development methods or techniques, training methods and other operational methods or techniques, quality assurance procedures or standards, operating procedures, files, plans, specifications, proposals, drawings, charts, graphs, support data, trade secrets, supplier lists, supplier information, purchasing methods or practices, distribution and selling activities, consultants' reports, marketing and engineering or other technical studies, maintenance records, employment or personnel data, marketing data, strategies or techniques, financial reports, budgets, projections, cost analyses, price lists and analyses, employee lists, customer lists, customer source lists, proprietary computer software, and internal notes and memoranda relating to any of the foregoing.

                         (ii) "Company's   Business"   includes   providing
     services in connection with the plugging and abandonment of oil and gas wells, providing wireline services, chartering and operating lift boats and other marine service vessels, renting specialized tools and equipment used in oil and gas drilling and production, providing workover services on oil and gas wells, providing oil spill containment services, and renting equipment and/or tools used in fishing operations.

               (b)  NONDISCLOSURE  OF CONFIDENTIAL INFORMATION.   Executive
shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information which shall have been obtained by Executive during Executive's employment (whether prior to or after the effective date hereof) and shall use such Confidential Information solely within the scope of his employment with and for the exclusive benefit of the Company. At the end of the employment term, Executive agrees (i) not to communicate, divulge or make available to any person or entity (other than the Company) any such Confidential Information, except upon the prior written authorization of the Company or as may be required by law or legal process, and (ii) to deliver promptly to the Company any Confidential Information in his possession, including any duplicates thereof and any notes or other records Executive has prepared with respect thereto. In the event that the provisions of any applicable law or the order of any court would require Executive to disclose or otherwise make available any Confidential Information then Executive shall give the Company prompt prior written notice of such required disclosure and an opportunity to contest the requirement of such disclosure or apply for a protective order with respect to such Confidential Information by appropriate proceedings.

               (c)  LIMITED COVENANT NOT  TO  COMPETE.   During the term of
this Agreement and for a period of two years thereafter, commencing with the Date of Termination, Executive agrees that:

                    (i) Executive shall not, directly or indirectly, for himself or others, own, manage, operate, control, be employed by, engage or participate in, allow his skill, knowledge, experience or reputation to be used by, or otherwise be connected in any manner with the ownership, management, operation or control of, any company or other business enterprise engaged in any aspect of the Company's Business, within any parish (or any adjacent offshore areas) of the State of Louisiana, (as set forth in Appendix A), or within the States of Florida, Alabama, Mississippi or Texas (including any adjacent offshore areas), and any other state or other jurisdiction (or any adjacent offshore areas) (whether within or outside the United States), in which the Company or any of its subsidiaries carries on a like line of business on the Date of Termination; provided, however, that nothing contained herein shall prohibit Executive from making passive investments in any publicly held company that do not exceed in the aggregate 1% of the equity interest of such company;

                    (ii) Executive shall not call upon any customer of the Company or its subsidiaries or any potential customer of the Company, for the purpose of soliciting, diverting or enticing away the business of such person or entity, or otherwise disrupting any previously established relationship existing between such person or entity and the Company or its subsidiaries;

                    (iii) Executive shall not solicit, induce, influence or attempt to influence any supplier, lessor, licensor, or any other person who has a business relationship with the Company or its subsidiaries, or who on the Date of Termination is engaged in discussions or negotiations to enter into a business relationship with the Company or its subsidiaries, to discontinue or reduce the extent of such relationship with the Company or its subsidiaries; and

                    (iv) Executive shall not make contact with any of the employees of the Company or its subsidiaries with whom he had contact during the course of his employment with the Company for the purpose of soliciting such employee for hire, whether as an employee or independent contractor, or otherwise disrupting such employee's relationship with the Company or its subsidiaries.

Executive further agrees that, for a period of one year from and after the Date of Termination, Executive shall not hire any employee of the Company as an employee or independent contractor, whether or not such engagement is solicited by Executive.

     Notwithstanding the foregoing, the  parties  agree that this paragraph
(c) shall not be binding upon Executive in the event that Executive is discharged by the Company for other than death, disability or Cause, or the Executive terminates his employment for Good Reason.

               (d)   PROTECTION OF INFORMATION.

                         (i) The Company shall disclose to Executive, or place Executive in a position to have access to or develop, trade secrets or confidential information of the Company; and/or shall entrust Executive with business opportunities of the Company; and/or shall place Executive in a position to develop business good will on behalf of the Company.

                         (ii) Executive  agrees not to disclose or utilize,
     for Executive's personal benefit or for the direct or indirect benefit of any other person or entity, or for any other reason, whether for consideration or otherwise, during the term of his employment hereunder or at any time thereafter, any information, ideas, concepts, improvements, discoveries or inventions, whether patentable or not, which are conceived, made, developed, or acquired by Executive, individually or in conjunction with others, during Executive's employment by the Company (whether during business hours or otherwise and whether on the Company's premises or otherwise) which relate to the business, products, or services of the Company (including, without limitation, all such business ideas, prospects, proposals or other opportunities which are developed by Executive during his employment hereunder, or originated by any third party and brought to the attention of Executive during his employment hereunder, together with information relating thereto (including, without limitation, data, memoranda, opinions or other written, electronic or charted means, or any other trade secrets or other confidential or proprietary information of or concerning the Company)) (collectively, "Business Information"). Moreover, all documents, drawings, notes, files, data, records, correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps, and all other writings or materials of any type embodying any such Business Information are and shall be the sole and exclusive property of the Company. Upon termination of Executive's employment by the Company, for any reason, Executive promptly shall deliver all Business Information, and all copies thereof, to the Company. As a result of knowledge of confidential Business Information of third parties, such as customers, suppliers, partners, joint ventures, and the like, of the Company, Executive also agrees to preserve and protect the confidentiality of such third party Business Information to the same extent, and on the same basis, as the Company's Business Information.

                         (iii)Executive agrees that, during his employment, any inventions (whether or not patentable), concepts, ideas, expressions, discoveries, or improvements, including, without limitation, products, processes, methods, publications, works of authorship, software programs, designs, trade secrets, technical specifications, algorithms, technical data, know-how, internal reports and memoranda, marketing plans and any other patent or proprietary rights conceived, devised, developed, or reduced to practice, in whole or in part, by the Executive during the term of his employment by the Company (the "Developments") are the sole and exclusive property of the Company on a worldwide basis as works made for hire or otherwise, and further that any revenue or other consideration obtained from the sale, license or other transfer or conveyance of any such Development, or a product or service incorporating such Development, is solely for the benefit of and becomes the property of the Company. To the extent a Development may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assigns at the time of creation of the Development, without any requirement of further consideration, any and all right, title and interest he may have in such Development. Executive shall preserve each such Development as confidential and proprietary information of the Company. Executive shall promptly disclose each such Development and shall, upon demand, at the Company's expense, execute and deliver to the Company such documents, instruments, deeds, acts and things as the Company may request to evidence or maintain the Company's ownership of the Development, in any and all countries of the world, or to effect enforcement thereof, and to assign all rights, if any, of the Executive in and to each of such Developments. In addition, Executive agrees not to publish or seek to publish any information whatsoever concerning any Development without the prior written consent of the Company, which may be withheld in its sole and absolute discretion.

                         (iv) Any inventions relating to the business of the Company conceived or reduced to practice after the Executive leaves the employ of the Company shall be conclusively deemed to have been conceived and/or reduced to practice during the period of the employment if conceived and/or reduced to practice within six months from termination of employment, and shall be subject to the terms of this Section 9.

               (e)  INJUNCTIVE  RELIEF.   Executive   acknowledges  that  a
breach by Executive of paragraph (b), (c) or (d) of this Section 9 would cause immediate and irreparable harm to the Company for which an adequate monetary remedy does not exist; hence, Executive agrees that, in the event of a breach or threatened breach by Executive of the provisions of paragraph (b), (c) or (d) of this Section 10 during or after the employment term, the Company shall be entitled to injunctive relief restraining Executive from violation of any such paragraph without the necessity of proof of actual damage or the posting of any bond, except as required by non-waivable, applicable law. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity to which the Company may be entitled under applicable law in the event of a breach or threatened breach of this Agreement by Executive including, but not limited to, recovery of costs and expenses such as reasonable attorney's fees incurred by reason of any such breach, actual damages sustained by the Company as a result of any such breach, and cancellation of any unpaid salary, bonus, commissions or reimbursements otherwise outstanding at the Date of Termination.

               (f)  GOVERNING   LAW   OF  THIS  SECTION   9;   CONSENT   TO
JURISDICTION. Any dispute regarding the reasonableness of the covenants and agreements set forth in this Section 9, or the territorial scope or duration thereof, or the remedies available to the Company upon any breach of such covenants and agreements, shall be governed by and interpreted in accordance with the laws of the state in which the prohibited competing activity or disclosure occurs, and, with respect to each such dispute, the Company and Executive each hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts sitting in the relevant state for resolution of such dispute, and agree to be irrevocably bound by any judgment rendered thereby in connection with such dispute, and further agree that service of process may be made upon him in any legal proceeding relating to this Section 9 by any means allowed under the laws of such state. Each party irrevocably waives any objection he, she or it may have as to the venue of any such suit, action or proceeding brought in such a court or that such a court is an inconvenient forum.

               (g) EXECUTIVE'S UNDERSTANDING OF THIS SECTION. Executive hereby represents to the Company that he has read and understands, and agrees to be bound by, the terms of this Section. Executive acknowledges that the geographic scope and duration of the covenants contained in paragraph (c) are the result of arm's-length bargaining and are fair and reasonable in light of (i) the importance of the functions performed by Executive and the length of time it would take the Company to find and train a suitable replacement, (ii) the nature and wide geographic scope of the operations of the Company, (iii) Executive's level of control over and contact with the Company's business and operations in all jurisdictions where same are conducted and (iv) the fact that the Company's Business is conducted throughout the geographic area where competition is restricted by this Agreement. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and therefore, to the extent permitted by applicable law, the parties hereto waive any provision of applicable law that would render any provision of this Section 9 invalid or unenforceable.

        10.    SUCCESSORS; BINDING AGREEMENT

               (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               (b)  This  Agreement  and  all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

        11. NOTICE. For the purpose of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepared, addressed as follows:

If to Executive:
1105 Peters Road
Harvey, Louisiana 70058

If to the Company:
Superior Energy Services, Inc.
1105 Peters Road
Harvey, Louisiana 70058

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        12. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

        13. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

        15. RIGHTS AND REMEDIES. In the event that Executive institutes proceedings to enforce this Agreement; he shall be entitled to recover all reasonable attorneys' fees and costs incurred, in addition to any damages or other relief awarded.

        16. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

        17. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Louisiana without regard to principles of conflict of laws, except as expressly provided in Section 9(f) with respect to the resolution of disputes arising under, or the Company's enforcement of, Section 9 of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                   SUPERIOR ENERGY SERVICES, INC.


                                    By: _____________________
                                          Kenneth Blanchard
                                          Vice President

                                        _____________________
                                           Terence E. Hall

                                                                 APPENDIX A

Acadia                                      Madison
Allen                                       Morehouse
Ascension                                   Natchitoches
Assumption                                  Orleans
Avoyelles                                   Ouachita
Beauregard                                  Plaquemines
Bienville                                   Pointe Coupee
Bossier                                     Rapides
Caddo                                       Red River
Calcasieu                                   Richland
Caldwell                                    Sabine
Cameron                                     St. Bernard
Catahoula                                   St. Charles
Claiborne                                   St. Helena
Concordia                                   St. James
DeSoto                                      St. John the Baptist
East Baton Rouge                            St. Landry
East Carroll                                St. Martin
East Feliciana                              St. Mary
Evangeline                                  St. Tammany
Franklin                                    Tangipahoa
Grant                                       Tensas
Iberia                                      Terrebonne
Iberville                                   Union
Jackson                                     Vermillion
Jefferson                                   Vernon
Jefferson Davis                             Washington
Lafayette                                   Webster
Lafourche                                   West Baton Rouge
LaSalle                                     West Carroll
Lincoln                                     West Feliciana
Livingston                                  Winn